EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-80230, No. 333-32569, No. 333-57565, No. 333-99185, No. 333-62570, No. 333-174154 and in Post-Effective Amendment No. 1 to Registration Statement No. 333-99185 all on Forms S-8 and in Registration Statements No. 333-25637, No. 333-103119, No. 333-126046, No. 333-135195, No. 333-159372, No. 333-177864, No. 333-197939, Amendment No. 1 to Registration Statement No. 33-84536, Amendment No. 4 to Registration Statement No. 333-70295, Amendment No. 1 to Registration Statement No. 333-92959, and Amendment No. 1 to Registration Statement No. 333-123612 all on Forms S-3 of our reports dated February 19, 2016, relating to the consolidated financial statements and financial statement schedules of Camden Property Trust (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Camden Property Trust's adoption of a new accounting standard for the year ended December 31, 2014) and the effectiveness of Camden Property Trust’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 19, 2016